Exhibit 99.1


        Thomas & Betts Corporation Reports Third Quarter 2004 Results

    MEMPHIS, Tenn., Oct. 25 /PRNewswire-FirstCall/ -- Thomas & Betts Corporation (NYSE: TNB) today reported third quarter 2004 net earnings of $33.4 million, or $0.56 per diluted share, including a pre-tax gain of $13.0 million ($0.14 per share) related to the sale of a minority interest in a European joint venture. Prior-year third quarter net earnings of $11.8 million, or $0.20 per diluted share, included a pre-tax benefit of $8.9 million ($0.10 per share) for the favorable settlement of a commercial lawsuit.
    Sales in the third quarter 2004 were $394.2 million, up 16.4 percent from the $338.7 million reported in the prior-year period. Favorable foreign currency exchange accounted for approximately $8 million of the year-over-year sales increase.
    Earnings from operations were $41.3 million, or 10.5 percent of sales, in the third quarter 2004, a significant increase over the $26.4 million, or 7.8 percent of sales reported in the third quarter last year.
    "We are pleased with our performance in the third quarter as we continued to see the improvement in sales drop through to the bottom line," said Dominic
J. Pileggi, president and chief executive officer. "We also continue to successfully manage the on-going volatility in raw material pricing with little impact on our quarterly results."
    The third quarter 2004 gross margin was 27.9 percent of sales. In the third quarter 2003, the gross margin was 25.0 percent, including $3.7 million in charges related to closing a satellite distribution center. Selling, general and administrative expense was $68.7 million, or 17.4 percent of sales, in the period just ended, compared to $67.0 million, or 19.8 percent of sales, in the third quarter 2003.

    SEGMENT RESULTS
    Third quarter sales in the company's Electrical segment were $323.8 million, up $34.4 million, or 11.9 percent, compared to $289.4 million in sales reported in the third quarter 2003. Favorable foreign currency exchange accounted for approximately $7 million of the sales increase. Electrical segments earnings nearly doubled to $34.2 million, compared to $17.6 million reported last year. These results reflect higher sales volumes, productivity improvements and the company's ability to offset higher raw material costs.
    Sales in the company's Steel Structures segment were $42.4 million, a significant increase over the $23.5 million recorded in third quarter 2003. The improvement is due to an increase in demand by utilities for transmission poles, emergency sales related to the severe weather in the southeast United States and price increases to offset higher raw material costs. Segment earnings were $5.9 million, more than twice the $2.7 million reported in the same period last year, due primarily to the higher sales volumes.
    HVAC segment sales were $28.0 million in the third quarter 2004, compared to $25.8 million a year ago. Segment earnings were $1.9 million compared to $1.4 million in the third quarter last year.

    YEAR-TO-DATE RESULTS
    For the nine months ended September 30, 2004, Thomas & Betts reported sales of $1.1 billion, a 14.7 percent increase compared to $972.8 million in the first nine months of 2003. Favorable foreign currency exchange accounted for approximately $30 million of the sales increase.
    Net earnings for the first nine months of 2004 were $69.0 million, or $1.17 per diluted share, compared to $23.5 million, or $0.40 per diluted share for the same period in the prior year. 2004 year-to-date net earnings include the previously mentioned $13.0 million pre-tax gain from the sale of a European joint venture interest and $1.5 million in tax benefits resulting from the favorable completion of tax audits. The prior-year period included $4.0 million in tax benefits resulting from the favorable completion of tax audits and the previously noted favorable settlement of a commercial lawsuit.

    CASH POSITION
    Thomas & Betts continues to improve its cash position and ended the third quarter 2004 with $334.6 million in cash and cash equivalents, up $67.1 million from the end of the second quarter. This improvement reflects primarily earnings and proceeds from the sale of a minority interest in a European joint venture.

    2004 DIRECTIONAL GUIDANCE
    "We are expecting modest volume improvement in the fourth quarter compared to last year, except in Steel Structures where demand is significantly stronger. Based on this outlook, we believe that our full-year 2004 net earnings per diluted share will fall within the range of $1.48 to $1.53, a substantial improvement over the $0.73 per share reported in 2003," concluded Pileggi.

    Corporate Overview
    Thomas & Betts Corporation ( http://www.tnb.com ) is a leading designer and manufacturer of electrical connectors and components used in industrial, commercial, communications and utility markets. The company is also a leading producer of commercial heating units and highly engineered steel structures used, among other things, for utility transmission. Headquartered in Memphis, Tenn., the company has manufacturing, distribution and office facilities worldwide.

    NOTE: The following financial tables support the information in this news release:
    Consolidated Statements of Operations
    Segment Information
    Consolidated Balance Sheets
    Consolidated Statements of Cash Flows

    CONFERENCE CALL AND WEBCAST INFORMATION
    Thomas & Betts will hold a conference call/webcast to discuss the company's third quarter 2004 results on Tuesday, October 26, 2004 at 11:00 am EDT (10:00 am CDT). To access the call, please call 201-689-8037. No confirmation code is required to participate in the conference call. The call can also be accessed via the Investor Relations section of the Thomas & Betts corporate website at http://www.tnb.com.
    The conference call will be recorded and available for replay through 12:00 midnight (Eastern) on Monday, November 1, 2004. To access the replay, please call 201-612-7415, account number 9517, pass code 116756. The recorded web cast will also be available at http://www.tnb.com.

    CAUTIONARY STATEMENT
    This press release includes forward-looking statements that are identified by terms such as "optimistic," "trend," "will," and "believe." These statements discuss business strategies, economic outlook and future performance. These forward-looking statements make assumptions regarding the company's operations, business, economic and political environment, including, without limitation, customer demand, government regulation, terrorist acts and acts of war. The actual results may be materially different from any future results expressed or implied by such forward-looking statements. Please see the "Business Risks" section of the company's Form 10-K for the fiscal year ended December 31, 2003, for further information related to these uncertainties. The company undertakes no obligation to publicly release any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this release or to reflect the occurrence of unanticipated events.


                   THOMAS & BETTS CORPORATION AND SUBSIDIARIES
                      Consolidated Statements of Operations
                      (In thousands, except per share data)
                                   (Unaudited)

                                  Quarter Ended            Year to Date
                               September   September   September    September
                                  30,        28,          30,          28,
                                 2004       2003         2004         2003

     Net sales                  $394,211   $338,691    $1,116,172    $972,834

     Cost of sales               284,237    254,172       799,245     719,760
       Gross margin              109,974     84,519       316,927     253,074
         Gross margin -
          % of net sales           27.9%      25.0%         28.4%       26.0%

     Selling, general and
      administrative              68,663     66,950       213,311     208,500
       Selling, general and
        administrative - % of
        net sales                  17.4%      19.8%         19.1%       21.4%
     Other operating expense
      (income), net                  -       (8,850)          -        (8,850)

     Earnings from operations     41,311     26,419       103,616      53,424

     Income from
      unconsolidated
      companies                      632        441         1,852       1,853
     Interest expense, net        (8,162)    (9,682)      (23,260)    (27,101)
     Other (expense) income,
      net                            995     (1,079)          (97)     (1,450)
     Gain on sale of equity
      interest                    12,978        -          12,978         -

     Earnings before income
      taxes                       47,754     16,099        95,089      26,726

     Income tax provision         14,326      4,347        26,080       3,216

     Net earnings                $33,428    $11,752       $69,009     $23,510

     Net earnings per share:
       Basic earnings per
        share                      $0.57      $0.20         $1.18       $0.40
       Diluted earnings per
        share                      $0.56      $0.20         $1.17       $0.40

     Average shares
      outstanding:
       Basic                      58,724     58,466        58,513      58,428
       Diluted                    59,468     58,473        59,128      58,433


                  THOMAS & BETTS CORPORATION AND SUBSIDIARIES
                              Segment Information
                                (In thousands)
                                  (Unaudited)

                                Quarter Ended            Year to Date
                            September   September     September   September
                               30,         28,           30,         28,
                              2004        2003          2004        2003

     Net sales:
       Electrical            $323,750   $289,389      $932,449    $828,643
       Steel Structures        42,423     23,545        98,504      66,856
       HVAC                    28,038     25,757        85,219      77,335

      Total net sales        $394,211   $338,691    $1,116,172    $972,834

     Segment earnings:
       Electrical             $34,165    $17,634       $90,846     $42,647
       Steel Structures         5,910      2,680         9,091       4,202
       HVAC                     1,868      1,353         5,531       3,235

      Total reportable
       segment earnings        41,943     21,667       105,468      50,084
        Total reportable
         segment earnings -
         % of net sales         10.6%       6.4%          9.4%        5.1%

    Interest expense, net      (8,162)    (9,682)      (23,260)    (27,101)
    Gain on sale of equity
     interest                  12,978        -          12,978           -
    Other                         995      4,114           (97)      3,743

    Earnings before income
     taxes                    $47,754    $16,099       $95,089     $26,726


                   THOMAS & BETTS CORPORATION AND SUBSIDIARIES
                           Consolidated Balance Sheets
                                  (In thousands)
                                   (Unaudited)

                                                September 30,     December 31,
                                                     2004             2003

         ASSETS

     Current assets:
         Cash and cash equivalents                 $334,566          $387,425
         Marketable securities                        1,758             1,704
         Receivables, net                           216,563           168,542
         Inventories                                215,618           190,243
         Other current assets                        58,809            64,365
     Total current assets                           827,314           812,279

     Net property, plant and equipment              276,473           303,710
     Goodwill                                       455,391           455,113
     Investments in unconsolidated
      companies                                     114,383           121,732
     Other assets                                    81,190            89,791

         Total assets                            $1,754,751        $1,782,625

         LIABILITIES AND SHAREHOLDERS' EQUITY

     Current liabilities:
         Current maturities of long-term
          debt                                       $8,989          $133,344
         Accounts payable                           138,155           113,724
         Accrued liabilities                        105,599           111,478
         Income taxes payable                        11,035             6,414
     Total current liabilities                      263,778           364,960

     Long-term debt                                 546,077           551,972
     Other long-term liabilities                    128,892           134,266

     Shareholders' equity                           816,004           731,427

         Total liabilities and
          shareholders' equity                   $1,754,751        $1,782,625


                 THOMAS & BETTS CORPORATION AND SUBSIDIARIES
                    Consolidated Statements of Cash Flows
                                (In thousands)
                                 (Unaudited)

                                                           Year to Date
                                                  September          September
                                                      30,                28,
                                                     2004               2003

    CASH FLOWS FROM OPERATING ACTIVITIES:
    Net earnings                                   $69,009            $23,510
    Adjustments:
      Depreciation and amortization                 39,739             37,455
      Amortization of restricted stock               1,959              2,075
      Gain on sale of equity interest              (12,978)                -
      Changes in operating assets and
       liabilities, net:
        Receivables                                (47,797)           (28,288)
        Inventories                                (25,018)            10,232
        Accounts payable                            24,311             (2,605)
        Accrued liabilities                         (6,023)            (3,554)
        Income taxes payable                         4,420             (2,961)
      Other                                         11,400                663
    Net cash provided by operating
     activities                                     59,022             36,527

    CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of property, plant and
     equipment                                     (15,604)           (19,392)
    Proceeds from sale of property, plant
     and equipment                                   4,941                266
    Proceeds from sale of equity interest           20,929                 -
    Net proceeds from (investments in)
     marketable securities                             (77)            48,336
    Net cash provided by (used in)
     investing activities                           10,189             29,210

    CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from long-term debt and
     other borrowings                                   -             125,191
    Repayment of long-term debt and other
     borrowings                                   (130,791)           (65,341)
    Other                                            7,069             (3,807)
    Net cash provided by (used in)
     financing activities                         (123,722)            56,043

    EFFECT OF EXCHANGE RATE ON CASH                  1,652              6,031

    Net increase (decrease) in cash and
     cash equivalents                              (52,859)           127,811
    Cash and cash equivalents at
     beginning of period                           387,425            177,994
    Cash and cash equivalents at end of
     period                                       $334,566           $305,805

    Cash payments for interest                     $35,088            $38,586
    Cash payments for income taxes                 $10,528            $13,231

SOURCE  Thomas & Betts Corporation
    -0-                             10/25/2004
    /CONTACT: Tricia Bergeron of Thomas & Betts Corporation, +1-901-252-8266, or tricia.bergeron@tnb.com /
    /Web site:  http://www.tnb.com /
    (TNB)

CO:  Thomas & Betts Corporation
ST:  Tennessee
IN:  CPR
SU:  ERN ERP CCA MAV